WEST COAST MINES, INC.
                           "ARTICLES OF INCORPORATION"

Department of State Corporation Number 173041
FILED in the office of the Secretary of State
OF THE STATE OF CALIFORNIA Sep 28 1937
FRANK C. JORDAN SECRETARY OF STATE
By /S/ DEPUTY SECRETARY OF STATE

ARTICLES OF INCORPORATION OF WEST COAST MINES, INC.

KNOW ALL MEN BY THESE PRESENTS:
That we, the undersigned, a majority of whom are citizens and residents of the State of California, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California.

        AND WE HEREBY CERTIFY:

        FIRST: That the name of said Corporation shall be "WEST COAST MINES, INC."

        SECOND:  That the purposes for which it is formed are:

        1. To investigate, explore, develop, purchase, lease, option, locate, or otherwise acquire, own, exchange, sell, or otherwise dispose of, pledge, mortgage, hypothecate and deal in mines, mining claims, mineral lands, coal lands, timber lands, real property, water, water rights, and to work, explore, operate and develop the same, and to extract any and all minerals, or other products therefrom, and deal in the products and by-products thereof.

        2. To purchase, lease, or otherwise acquire, erect, own, operate or sell quartz and other mills of any and every kind, smelting and ore reduction works, and saw mills.

        3. To search for, prospect, examine, refine, smelt, product, crush, concentrate, manipulate, and treat gold, silver, lead, and other minerals of every class and description.

        4. To purchase, lease, or otherwise acquire, own, sell, handle, control, sell of dispose of in any way, letters patent and inventions.

        5. To manufacture, buy, sell, import, export, hire, and lease and generally deal in machinery, pumps, drills, implements, and conveniences suitable for use in connection with the mining business.

        6. To purchase, lease, or otherwise acquire, own, sell, handle, control, sell or dispose of in any way, bonds and shares of its own capital stock and that of other companies, and to vote any stock owned by it the same as a natural person might do.

        7. To issue bonds, notes, debentures and other evidences of indebtedness and secure the payment of the same by mortgage, pledge, deed of trust or otherwise as the circumstances may justify.

        8. To buy, acquire, and obtain by grant, gift, lease or otherwise, and to own, possess, use, lease, exchange, sell or mortgage any and all improvements of whatever character or kind upon real estate, including houses, mills and buildings of all kinds, fences, walls, manufacturing works, machinery, dams, flumes, canals, ditches, and pipe lines for water and for other purposes incident to the conduct of the business of mining and milling, but not for public purposes, artificial structures and erections of all kinds, trees, vines, nursery stock and all kinds of plants.

        9. To buy, acquire and obtain by grant, gift, lease, or otherwise, and to own, use, sell, lease, exchange, sell or mortgage any and all water, water rights, water properties, and any and all rights, titles, and interests in and to the water rights, water and water properties, and any and all sources of water supply, rights of way for water, water ditches, canals, pipe lines and other conduits incidental to the conduct of the business of mining or milling but not for public purposes.

        10. To cultivate, improve and use in any and all ways lands and all and any kinds of real property, to plant, grow, raise, deal in and harvest any and all kinds of plants, vines, fruits, nuts, trees, vegetables, grasses and grains.

        11. To buy, receive by gift, bequest, or otherwise, hold, sell, transfer, hypothecate and generally deal in personal property of every kind and nature.

        12. To purchase, receive by grant, gift, or otherwise, to erect, construct, operate and maintain boarding and lodging houses and to collect and receive rents, tolls and pay for the same, and to conduct in a general boarding and lodging business.

        13. To act as fully for any other corporation, firm or individual as any individual could do.

        14. To do any and all things incident or necessary to the dong or performing of any of the aforesaid things, or the concluding of the aforesaid operations or kinds of business, or any other lawful business not inconsistent with the laws of the United States, or the State of California, and to have all rights in connection therewith as though a natural person.

        15. To engage generally in all types of mining of every kind and nature with the right to do everything in connection with the extraction of any and all kinds of mineral, refining, and reducing the same to a merchantable property with all the rights of an individual in connection therewith.

        16. To purchase,  sell,  lease,  hypothecate,  acquire,  transfer bonds,
stocks,   securities  of  this  and  any  other   corporation   individually  or
copartnership.

        17. To buy, acquire, and obtain by grant, gift, lease, quitclaim, or otherwise, and to own, sue, sell, lease, exchange, sell or mortgage, real estate or any interest therein.

        18. To buy, acquire and own, to sell, hypothecate, or to loan money on any securities issued by this corporation.

        The foregoing clauses shall be construed both as objects and powers, but no recitation, expression or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive; but it is hereby expressly declared that all other lawful powers not inconsistent therewith, are hereby included.

        THIRD: The county in this State where the principal office for the transaction of the business of the corporation is to be located is the County of Sacramento, State of California.

        FOURTH: The amount of the capital stock of the said corporation is Three Hundred Fifty Thousand Dollars ($350,000.000) divided into three hundred fifty thousand (350,000) shares of the par value of One Dollar ($1.00) per each share.

        FIFTH: The total number of shares actually subscribed is five (5), and names of the subscribers to the number of shares respectively, for which they have subscribed, and the amount to be paid by them for such shares is as follows, to-wit:

Name                No. of Shares     Amount

W.J. KAMENZIND           1            $1.00
GILBERT BALL             1            $1.00
WAYNE MILLER             1            $1.00
E.D. PALM                1            $1.00
WALTER LEITCH            1            $1.00

        SIXTH:  That the number of directors of this  corporation  shall be five
(5), and that the directors and succeeding directors need not be shareholders of the corporation; and that the names of the directors who are appointed to serve and act as such for the first year and until their successors are elected and qualified, together with their residences, are as follows:

Name                       Residence

W.J. KAMENZIND 2716 - 6th Avenue, Sacramento, Cal. GILBERT BALL 2750 Riverside Blvd., Sacramento, Cal. WAYNE MILLER 2100 - 22nd Street, Sacramento, Cal. E.D. PALM Fair Oaks, California. WALTER LEITCH 3949 Folsom Boulevard, Sacramento, Cal.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 27th day of September, 1937.

/S/ W.J. Kamenzind
/S/ E.D. Palm
/S/ Wayne Miller
/S/ Gilbert Ball
/S/ Walter Leitch

STATE OF CALIFORNIA )
                    ( ss
COUNTY OF SACRAMENTO)

        On this 27th day of September, in the year one thousand nine hundred and thirty-seven, before me, LUDA N. GROSS, A Notary Public in and for the County of Sacramento, personally appeared W.J. KAMENZIND, GILBERT BALL, WAYNE MILLER, E.D. PALM, WALTER LEITCH, known to me to be the persons whose names are subscribed to the within instrument, and they duly acknowledged to me that they executed the same.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in the certificate first above written.

/S/ Luda N. Gross

Notary Public in and for the County of Sacramento, State of California. My commission expires Nov. 8, 1938.